UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2013

SANBORN RESOURCES LTD.

(Exact name of Registrant as specified in its charter)

Delaware	333-177209	45-2400399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive Suite 800 - West Tower West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 515-6161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01

Effective December 30, 2013, Sanborn Resources Ltd., a Delaware corporation (the “Corporation”) entered into a Stock Purchase Agreement, as attached hereto and incorporated by reference herein as Exhibit 10.1, (the “Agreement”), in which the Corporation, in exchange for the consideration as detailed below, transferred all of its shareholdings of its wholly owned subsidiary Inti Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Inti”) to Tuscan Capital, Ltd., a corporation formed under the laws of the Cayman Islands (“Tuscan”).

Pursuant to the Agreement, as partial consideration for the Corporation’s transfer of all of the issued and outstanding shares of common stock of Inti, Tuscan consented to the assignment and assumption of all obligations and amounts due pursuant to three promissory notes in which the Corporation borrowed a total of $150,000 USD.  All of the note holders have signed consents to such assignments to Tuscan, and therefore, the Corporation is no longer indebted for such amounts due thereunder.  Additionally, as consideration of the transfer of all of the issued and outstanding shares of common stock of Inti to Tuscan, Tuscan has released and cancelled three promissory notes in which Tuscan had loaned the Corporation a total of $915,000 USD.

As reported with the Securities and Exchange Commission in a Current Report on Form 8-K on April 23, 2013, Inti, a wholly owned subsidiary of the Corporation, through a Share Purchase Agreement, purchased 100% of the outstanding capital stock of Rae Wallace Peru S.A.C., a corporation formed under the laws of Peru (“Rae Wallace”).  Rae Wallace is the owner of certain properties and mineral rights located in Peru.  Certain of these properties are subject to third party royalty payments from the sale or disposition of all minerals produced by such covered properties.

The above description of the terms of the Agreement do not purport to be complete and are qualified in their entirety by the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 2.01              Completion of Acquisition or Disposition of Assets

As of December 30, 2013, pursuant to the terms and conditions of the Agreement, the Corporation transferred all right, title and interest in its shareholdings of its wholly owned subsidiary Inti to Tuscan.  The information disclosed under Item 1.01 of this Current Report on this Form 8-K, is incorporated by reference into this Item 2.01.

Item 3.02              Unregistered Sales of Equity Securities

On December 31, 2013, the Corporation converted $50,093 USD of outstanding debt owed to a debt holder into 1,252,325 shares of restricted common stock of the Corporation.  The issuance of the common stock was made to a non-US Person in an offshore transaction, in reliance upon the exemption afforded by the provisions of Regulation S of the Securities Act of 1933, as amended.

Item 5.07              Submission of Matters to a Vote of Security Holders

Pursuant to Title 8, Section 213 of the Delaware Code,and the Corporation’s bylaws,in order to determine the shareholders entitled to exercise any rights in respect to a lawful action of the Corporation, the board of directors of the Corporation may fix, in advance, a “Record Date”, which shall not be more than 60 days or less than 10 days prior to such action.  The board of directors of the Corporation set December 16, 2013 as the Record Date for the shareholders of the Corporation entitled to give written consent to the Agreement without a meeting.

On December 16, 2013, in accordance with Title 8, Section 228 of the Delaware Code, and the Corporation’s bylaws, the shareholders of the Corporation holding 55% of the voting power, without the formality of convening a meeting, consented to, adopted and approved the Agreement, and all transactions in furtherance of the Agreement, via majority written consent.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1          Stock Purchase Agreement, dated December 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 2014	By:	/s/ Kristian Andresen
Kristian Andresen
Chief Executive Officer